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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

               For Registration of Certain Classes of Securities
   Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934


                                INTERLIANT, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

            Delaware                             13-397-8980
    -----------------------                  ------------------
    (State of incorporation                  (I.R.S. Employer
        or organization)                     Identification No.)

        215 First Street
    Cambridge, Massachusetts                         02142
    ------------------------                 -------------------
      (Address of principal                       (Zip Code)
        executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class to be so           Name of each exchange on which
      registered                             each class is to be registered
      ----------------------------           ------------------------------

      None                                   Not Applicable

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

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Securities Act registration statement file number to which this form relates:
333-74403 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.01 par value per share
                     --------------------------------------
                                (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered.

          A complete description of the Common Stock, $.01 par value per share, of Interliant, Inc. (the "Registrant") which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the Registration Statement on Form S-1 (File No. 333-74403) filed by the Registrant with the Securities and Exchange Commission on March 15, 1999, as amended from time to time (the "Registration Statement"). Such description is hereby incorporated by reference.

Item 2.   Exhibits.

          The following exhibits are filed herewith (or incorporated by reference as indicated below):

     Exhibit
     Number      Description
     -------     -----------

        1. Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registration Statement)

        2. Form of Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registration Statement)

        3. Specimen Certificate for common stock of the Registrant (incorporated by reference to Exhibit 4.1 of the Registration Statement)

        4. Investors Agreement, dated as of January 28, 1999, by and among Sage Networks, Inc. SOFTBANK Technology Ventures IV, L.P. and SOFTBANK Technology, Advisors Funds, L.P. (incorporated by reference to Exhibit 4.2 of the Registration Statement)


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EXHIBIT
NUMBER   DESCRIPTION
-------  -----------

5. Securities Purchase Agreement between Sage Networks, Inc. SOFTBANK Technology Ventures IV, L.P. and SOFTBANK Technology Advisors Funds, L.P. dated January 28, 1999 (incorporated by reference to Exhibit 4.3 of the Registration Statement)

6. Registration Rights Agreement, dated as of December 8, 1996 by and between Sage Networks, Inc. and Web Hosting Organization LLC (incorporated by reference to Exhibit 4.4 of the Registration Statement)

7. Shareholders Agreement by and among Sage Networks, Inc. and each of the Stockholders of Sage Networks, Inc., dated as of March 10, 1999 (incorporated by reference to Exhibit 4.5 of the Registration Statement)

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                                   SIGNATURE
                                   ---------

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                    INTERLIANT, INC.

                                                    By: /s/ Leonard J. Fassler
                                                        ------------------------
                                                        Name: Leonard J. Fassler
                                                        Title: Co-Chairman

Date: May 18, 1999


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